
                           TTI INDUSTRIES INCORPORATED
      COMMON STOCK   INCORPORATED UNDER THE LAWS OF THE STATE OF TEXAS          COMMON STOCK
        NUMBER        AUTHORIZED: 100,000,000 COMMON SHARES, $0.01 PAR VALUE      SHARES


         C-

                                                                        SEE REVERSE FOR CERTAIN
                                                                        DEFINITIONS

                                                                        CUSIP 873951 10 6
This Certifies that

is the owner of

                           FULLY PAID AND NON-ASSESSABLE SHARES, OF THE COMMON
STOCK $0.01 PAR VALUE EACH, OF
TTI Industries (hereinafter called the "Corporation") transferable only on the books of the Corporation by the holder hereof, in person or by attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent.

         IN WITNESS WHEREOF the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile of the Corporation.

Dated:

/s/ Pierre Korsmoe                                  /s/ Frank Harrison, Sr.
------------------------------------          ----------------------------------
 Controller and Assistant Secretary                   President

                                                       [SEAL]



                                   COUNTERSIGNED:
                                             Corporate Stock Transfer, Inc.
                                             TRANSFER AGENT AND REGISTRAR
                                             BY:


                                             Transfer Agent and Registrar Authorized Officer

                               TTI Industries Incorporated




     1.  Preferred
          (a) In the event of liquidation of the Company for any reason, and the Company's assets are available for distributions in accordance with all applicable Federal and Texas Laws, the preferred shares shall take preference over any common shares in such distribution on the basis of each preferred share calculated @ $100 per share.
          (b) The preferred shall be entitled to receive a preferential dividend equal to 12.5% of each shares imputed value of $100 per share before any dividends are distributed to the holders of the Company's common shares. Such amounts shall be paid semi-annually based upon the Company's Fiscal Year and can only be paid from Company earnings.
          Preferential dividend shall be cumulative.
      2.  Convertibility.
          Each preferred share may be converted into 100 shares of the Company's
          Common Stock at any time by the Holder of record thereof, upon 30 days written notice to the Company.
      3.  Redemption.
          The Company may redeem the preferred shares at any time upon 45 days written notice by certified or registered mail. Upon receipt of such redemption notice, the holder of the preferred shares shall have 15 days during which to advise the Company of the Holder's election to convert as per Clause #2 of these Preferences and Conditions. The redemption price shall be $100 per share plus 10% bonus per 12 month period since issuance plus any accumulated dividends.
      4.  Voting Rights.
          1 vote per share.


     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



UNIF GIFT
   MIN ACT --    Custodian
TEN COM --       as tenants in common
TEN ENT --       as tenants by the entireties (Cust) (Minor)
JT TEN  --      as joint tenants with right
                under Uniform Gifts to Minors
                of survivorship and not as
                tenants in common
--------------------------

(State)

     Additional abbreviations may also be used though not in the above list.

     For value received,___________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE
[                                     ]


________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_________________________________________________________________________ Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

_______________________________________________________________________ Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated,_______________________

                                            X __________________________________
                     NOTICE:                             (SIGNATURE)
               THE SIGNATURE(S) TO
               THIS ASSIGNMENT MUST
               CORRESPOND WITH THE
               NAME(S) AS WRITTEN
               UPON THE FACE OF THE
               CERTIFICATE IN EVERY
               PARTICULAR, WITHOUT
               ALTERATION OR ENLARGE-       X __________________________________
               MENT OR ANY CHANGE                         (SIGNATURE)
               WHATSOEVER.
                                            THE SIGNATURE(S) MUST BE GUARANTEED
                                            BY AN ELIGIBLE GUARANTOR INSTITUTION
                                            (BANKS, STOCKBROKERS, SAVINGS AND
                                            LOAN ASSOCIATIONS AND CREDIT UNIONS)
                                            WITH MEMBERSHIP IN AN APPROVED
                                            SIGNATURE GUARANTEE MEDALLION
                                            PROGRAM, PURSUANT TO S.E.C. RULE
                                            17Ad-15.
                                            ------------------------------------
                                            SIGNATURE(S) GUARANTEED BY: